SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

(Amendment No. ___)

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BLACKHAWK CAPITAL GROUP BDC, INC.
(Name of Registrant As Specified in its Charter)

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BLACKHAWK CAPITAL GROUP BDC, INC.
14 Wall Street, 11th Floor
New York, New York  10005

TO THE STOCKHOLDERS OF BLACKHAWK CAPITAL GROUP BDC, INC.:

Blackhawk Capital Group, BDC, Inc., a Delaware corporation (the "Company") has obtained the written consent of a majority of its stockholders of record as of December 10, 2008 to approve adoption of the Company's Stock Option Plan (the "Stock Option Plan").  Adoption of the Stock Option Plan was previously approved by unanimous written consent by the Company’s Board of Directors. Your consent is not required and is not being solicited in connection with this action.

Pursuant to the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than unanimous written consent of the Company’s stockholders of the foregoing adoption of the Stock Option Plan.  Pursuant to the Securities Exchange Act of 1934, as amended, you are being furnished an information statement relating to this action with this letter.

Craig A. Zabala
Chairman, President and
Chief Executive Officer

BLACKHAWK CAPITAL GROUP BDC, INC.
14 Wall Street, 11th Floor
New York, New York  10005

INFORMATION STATEMENT

BACKGROUND

We are furnishing this Information Statement to the stockholders of Blackhawk Capital Group BDC, Inc., a Delaware corporation (the "Company"), in connection with the adoption and approval of its Stock Option Plan (the "Stock Option Plan").

The Board of Directors adopted resolutions by unanimous written consent setting forth the adoption of the Stock Option Plan, declaring its advisability and calling on the stockholders to consider the adoption of the Stock Option Plan.  In order to adopt the Stock Option Plan, the holders of a majority of the outstanding shares of Common Stock must vote in favor of the adoption of the Stock Option Plan.  The Company's Bylaws, and the Delaware General Corporation Law, permit shareholders to act by written consent rather than at a meeting of the stockholders.  Craig A. Zabala, Chairman, President and Chief Executive Officer of the Company, and The Concorde Group, Inc., a Delaware corporation ("Concorde"), a significant shareholder of the Company for which Mr. Zabala also serves as Chairman, President and Chief Executive Officer, hold approximately 37.42% of the Company's outstanding Common Stock and have adopted a resolution by written consent of stockholders to approve the Stock Option Plan.  In addition, other stockholders owning 15.83% of the Company's outstanding shares of Common Stock have adopted a resolution by written consent of stockholders approving the Stock Option Plan.  Therefore, the requirements of the Delaware General Corporation Law and the Company’s Bylaws have been met and no further action by the stockholders is required to approve the Stock Option Plan.

In accordance with the regulations of the Securities and Exchange Commission (the "Commission"), the stockholders’ consent will become effective 21 days following the mailing of this Information Statement to the Company's stockholders.

The approximate date on which this information statement is first being sent or provided to stockholders is December 22, 2008.  It is being sent to holders of the Company’s Common Stock as of the close of business on December 10, 2008, the record date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company will pay the entire cost of furnishing this Information Statement. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.  The close of business on December 10, 2008 has been fixed as the record date (the "Record Date") for the determination of holders of Common Stock of the Company who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder.

VOTING SECURITIES

As of December 10, 2008, the Company had 32,467,484 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval.  On December 15, 2008, Craig A. Zabala, Chairman, President and Chief Executive Officer of the Company, and Concorde, a significant shareholder of the Company, owning approximately 37.42% of the shares of Common Stock outstanding, and other stockholders owning approximately 15.83% of the outstanding shares of Common Stock, executed and delivered to the Company a written consent approving the adoption of the Stock Option Plan.  Since the adoption of the Stock Option Plan has been approved by the holders of the required majority of Common Stock, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 10, 2008 based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our Common Stock held by (i) each person known by us to be the owner of more than 5% of our outstanding shares of Common Stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group:

Name and Address of Beneficial Owner	Position	Amount of Beneficial Ownership		Percentage of Class

Dr. Craig A. Zabala(2) P.O. Box 360 Greene Street Station New York, New York 10012	President, CEO, Acting Chief Financial Officer and Acting Chief Compliance Officer and Chairman	1,832,500	(1)	5.64%

The Concorde Group, Inc.(3) 14 Wall Street, 11th Floor New York, New York 10005	5% Holder	10,317,681	(3)	31.78%

Robert M. Fujii(4) 1624 Acton Street Berkeley, California 94702	Vice President	500,000		1.54%

Name and Address of Beneficial Owner	Position	Amount of Beneficial Ownership	Percentage of Class

Janet Buxman Kurihara(4) 11007 North Cottontail Lane Parker, Colorado 80138	Director	0	0%

Mick Woodwards(4) 4849 Woodruff Avenue Lakewood, California 90713	Director	1,320,269	4.07%

Randy Tejral(4) 6529 Pine Ridge Road Elkhorn, NE 69022	Director	0	0%

Robert Francis(4) 5416 South 161st Street Omaha, NE 69022	Director	0	0%

Doreen McCarthy(5) 426 Broome Street, Fourth Floor New York, NY 10013	5% Holder	2,245,000	6.91%

All Executive Officers, Directors and 5% Holders as a Group (8 Persons)		16,215,450	49.94%

(1)
Excludes 10,317,681 shares of Common Stock held by The Concorde Group, Inc. of which Dr. Zabala is the controlling shareholder.  Includes 100,000 shares held in Uniform Transfers to Minors accounts for Dr. Zabala’s two nieces.

(2)	Dr. Craig A. Zabala may be deemed to be a control person of Blackhawk as defined in Section 2(a)(1) of the Investment Company Act of 1940, as amended.
(3)	Dr. Craig A. Zabala is an officer, director and controlling shareholder of The Concorde Group, Inc.
(4)	The individual listed is a less than one percent (1%) shareholder of The Concorde Group, Inc.
(5)	An aggregate of 165,000 shares are held in UTMA accounts for Ms. McCarthy’s nieces, nephews and close family friends.

COMPENSATION OF EXECUTIVE OFFICERS

The executive officers of the Company have not received any compensation in connection with their services to the Company.

We have no employment agreements with any of our officers or employees.

DIRECTOR COMPENSATION

The directors of the Company have not received any compensation in connection with their services to the Company.

ACTION 1

APPROVAL OF THE COMPANY'S STOCK OPTION PLAN

In December 2008, the Company's Board of Directors adopted and approved by unanimous written consent, the Company's Stock Option Plan (the "Stock Option Plan"), under which stock option awards may be made to officers, directors and key employees of the Company.  A copy of the Stock Option Plan is attached hereto as Appendix A.  In December 2008, stockholders of the Company owning approximately 53.25% of the Company's outstanding shares of Common Stock approved the Stock Option Plan by means of written consent of the stockholders.

General.  The purpose of the Stock Option Plan is to advance the interests of the Company by providing to directors and officers of the Company and to other key employees of the Company who have substantial responsibility for the direction and management of the Company additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company.

Under the Stock Option Plan, options ("Awards") may be granted from time to time to officers, directors and key employees ("Eligible Persons"), all generally in the Stock Option Committee's ("Committee") discretion.  The Committee is composed of at least two non-employee directors, which are responsible for administering the Stock Option Plan.  Each Award under the Plan will be evidenced by a separate written agreement which sets forth the terms and conditions of the Award.  There is no maximum number of persons eligible to receive Awards under the Stock Option Plan, nor is there any limit on the amount of Awards that may be granted to any such person, except as described below with respect to incentive stock options.  As a business development company, the Company's Stock Option Plan must be approved by a required majority, as defined in Section 57(o) of the Investment Company Act of 1940, as amended ("Investment Company Act"), of the Board of Directors on the basis that such issuance is in the best interests of the Company and its stockholders.  Non-employee directors will be eligible to participate in the Plan upon issuance of an order by the Securities and Exchange Commission pursuant to Section 61(a)(3)(B)(i)(II) of the Investment Company Act and then only in accordance with the terms and conditions of such order.

Number of Shares.  We have reserved 3,000,000 shares of Common Stock for issuance under the Stock Option Plan, subject to adjustment to protect against dilution in the event of certain changes in our capitalization.  Of such shares, 2,500,000 shall be reserved for incentive stock options.

Administration.  The Stock Option Plan will be administered by the Committee.  To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the Committee will consist solely of two or more non-employee directors, as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.  Under the Stock Option Plan, the Committee will have complete authority to determine the persons to whom Awards will be granted from time to time, as well as the terms and conditions of such Awards.  The Committee also will have discretion to interpret the Stock Option Plan and the Awards granted under the Stock Option Plan and to make other determinations necessary or advisable for the administration of the Stock Option Plan.

Stock Option Terms.  The Committee may grant either incentive stock options (for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options under the Stock Option Plan.  Except as described below for incentive stock options, the Committee generally has the discretion to determine the persons to whom stock options will be granted, the numbers of shares subject to such options, the exercise prices of such options, the vesting schedules with respect to such options, the terms of such options, as well as the period, if any, following a participant's termination of service during which such option may be exercised, and the circumstances in which all or a portion of an option may become immediately exercisable or be forfeited.

All rights to exercise options shall terminate three (3) months after any optionee ceases to be an officer, director or a key employee of the Company except as otherwise provided by the Committee in an option agreement, and no options will vest after an optionee's termination date.  If any officer or key employee is terminated by the Company for cause, his or her options shall be forfeited immediately.  Notwithstanding the foregoing, however, where an optionee's service as a director, officer or key employee of the Company terminates as a result of the optionee's death or his total and permanent disability, the optionee or the executors or administrators or legatees or distributees of the estate, as the case may be, shall have the right, from time to time within one year after the optionee's total and permanent disability or death and prior to the expiration of the term of the option, to exercise any portion of the option not previously exercised, in whole or in part, as provided in the respective option agreement.

In the discretion of the Committee the price due upon exercise of an option may be paid in cash or in shares of our Common Stock valued at their then current fair market value, or a combination of both. Shares delivered in payment of such price may be shares acquired by prior exercises of options or otherwise, in the Committee's discretion.  Also in the discretion of the Committee, a participant may exercise an option as to only a part of the shares covered thereby and then, in an essentially simultaneous transaction, use the shares so acquired in payment of the exercise price for additional option shares.

Holders of options shall have no rights as shareholders unless and until such options are exercised and shares are delivered to such persons in accordance with the Stock Option Plan.

Incentive Stock Options.  Incentive stock options may be granted only to persons who are employees (including directors who are also employees but excluding non-employee directors).  Generally, incentive stock options must be granted within ten years of the date the Stock Option Plan is adopted, and the term of any incentive stock option may not exceed ten years.  Furthermore, the aggregate fair market value of shares of Common Stock with respect to which any incentive stock options are exercisable for the first time by a participant during any calendar year, whether such incentive stock options are granted under the Stock Option Plan or any other plans we may adopt, may not exceed $100,000.  Furthermore, the exercise price of incentive stock options must be at least 100% of the fair market value of the Common Stock at the time the incentive stock option is granted, except in the case of incentive stock options granted to any individual who owns more than 10% of the total combined voting power of all classes of our stock, in which case the exercise price of incentive stock options must be at least 110% of the fair market value of the Common Stock at the time of grant.

Changes of Control or Other Fundamental Change.  The Stock Option Plan provides that upon certain mergers or other reorganizations to which we are a party that involves an exchange or conversion or other adjustment of our outstanding Common Stock, each participant generally shall be entitled upon the exercise of his or her stock options to receive the number and class of securities or other property to which such participant would have been entitled in the merger or reorganization if such participant had exercised such stock option prior to such merger or reorganization.

The Stock Option Plan also provides that, upon the occurrence of a change of control the Committee has the right, but not the obligation, to accelerate the time at which all or a portion of any outstanding options may be exercised.

Miscellaneous.  The Board of Directors generally may amend or terminate the Stock Option Plan or any provision of the Stock Option Plan at any time.  To the extent required by the Securities Exchange Act of 1934, as amended, or the Code, however, absent approval by our stockholders, no amendment may (i) materially alter the group of persons eligible to participate in the Stock Option Plan; (ii) except as specifically provided in the Stock Option Plan, increase the number of shares available for Awards under the Stock Option Plan; (iii) extend the period during which incentive stock options may be granted; or (iv) decrease the exercise price of any option granted under the Stock Option Plan. Furthermore, without the consent of the participant, no amendment to or discontinuance of the Stock Option Plan or any provision thereof shall adversely affect any Award granted to the participant under the Stock Option Plan.

Federal Income Tax Consequences.  The following is a brief description of the Federal income tax consequences to the participants and the Company of the issuance and exercise of stock options under the Stock Option Plan.  All ordinary income recognized by a participant with respect to Awards under the Stock Option Plan shall be subject to both wage withholding and employment taxes.  The deduction allowed to us for the ordinary income recognized by a participant with respect to an Award under the Stock Option Plan will be limited to amounts that constitute reasonable, ordinary and necessary business expenses.

— Incentive Stock Options.  In general, no income will result for Federal income tax purposes upon either the granting or the exercise of any incentive option issued under the Stock Option Plan.  If certain holding period requirements (at least two years from the date of grant of the option and at least one year from the date of exercise of the option) are satisfied prior to a disposition of stock acquired upon exercise of an incentive option, the excess of the sales price upon disposition over the option exercise price generally will be recognized by the participant as a capital gain, and the Company will not be allowed a business expense deduction.

If the holding period requirements with respect to incentive options are not met, the participant generally will recognize, at the time of the disposition of the stock, ordinary income in an amount equal to the difference between the option price of such stock and the lower of the fair market value of the stock on the date of exercise and the amount realized on the sale or exchange.  The difference between the option price of such stock and the fair market value of the stock on the date of exercise is a tax preference item for purposes of calculating the alternative minimum tax on a participant’s federal income tax return.  If the amount realized on the sale or exchange exceeds the fair market value of the stock on the date of exercise, then such excess generally will be recognized as a capital gain.  In the case of a disposition prior to satisfaction of the holding period requirements which results in the recognition of ordinary income by the participant, we generally will be entitled to a deduction in the amount of such ordinary income in the year of the disposition.

If a participant delivers shares of our Common Stock in payment of the option price, the participant generally will be treated as having made a like-kind exchange of such shares for an equal number of the shares so purchased, and no gain or loss will be recognized with respect to the shares surrendered in payment of said option price.  In such a case, the participant will have a tax basis in a number of shares received pursuant to the exercise of the option equal to the number of shares of Common Stock used to exercise the option and equal to such participants tax basis in the shares of Common Stock submitted in payment of the option price.  The remaining shares of Common Stock acquired pursuant to the exercise of the option will have a tax basis equal to the gain, if any, recognized on the exercise of the option and any other consideration paid for such shares on the exercise of the option.

Notwithstanding the foregoing, if a participant delivers any stock that was previously acquired through the exercise of an incentive stock option in payment of all or a portion of the option price of an option, and the holding period requirements described above have not been satisfied with respect to the shares of stock so delivered, the use of such stock to pay a portion of the option price will be treated as a disqualifying disposition of such shares, and the participant generally will recognize income.

— Nonqualified Stock Options.  The grant of nonqualified stock options under the Stock Option Plan will not result in any income being taxed to the participant at the time of the grant or in any tax deduction for us at such time.  At the time a nonqualified stock option is exercised, the participant will be treated as having received ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired as of the date of exercise over the price paid for such stock.  At that time, we will be allowed a deduction for Federal income tax purposes equal to the amount of ordinary income attributable to the participant upon exercise.  The participant's holding period for the shares of Common Stock acquired will commence on the date of exercise, and the tax basis of the shares will be the greater of their fair market value at the time of exercise or the exercise price.

— New Plan Benefits.

As of December 22, 2008, no options had been granted under the Stock Option Plan.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders.  The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered.  A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth below.

Craig A. Zabala
Chairman, President and
Chief Executive Officer
Blackhawk Capital Group BDC, Inc.
14 Wall Street, 11th Floor
New York, New York  10005
(212) 566-8300

December 22, 2008

APPENDIX A

STOCK OPTION PLAN

BLACKHAWK CAPITAL GROUP BDC, INC.

1.           Purpose of the Plan

The purpose of this Stock Option Plan (this "Plan") is to advance the interests of Blackhawk Capital Group BDC, Inc. (the "Company") by providing to directors and officers of the Company and to other key employees of the Company who have substantial responsibility for the direction and management of the Company additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company.  Options granted under this Plan may qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.           Administration

This Plan shall be administered by a committee (the "Committee") comprised of at least two (2) members of the Company's Board of Directors who each shall be (a) a "non-employee director," as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, unless administration of the Plan by "non-employee directors" is not then required for exemptions under Rule 16b-3 to apply to transactions under the Plan, (b) not an "interested person," as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "Act"), and (c) an "outside director" as defined under Section 162(m) of the Code, unless the action taken pursuant to the Plan is not required to be taken by "outside directors" to qualify for tax deductibility under Section 162(m) of the Code.  The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder.  The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary for its administration.  The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights, as or on behalf of any optionee.  Each issuance of options to directors, officers and other employees of the Company will be approved by a required majority, as defined in Section 57(o) of the Act, of the Board of Directors on the basis that such issuance is in the best interests of the Company and its stockholders.

3.           Shares Subject to the Plan

The shares subject to option and the other provisions of this Plan shall be shares of the Company's common stock, par value $0.00001 per share (the "shares").  Subject to the provisions hereof concerning adjustment, the total number of shares that may be purchased upon the exercise or surrender of stock options granted under this Plan shall not exceed 3,000,000 shares, 2,500,000 of which shall be ISOs, which includes all shares with respect to which options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan.  In the event any option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such option, but as to which the option had not been exercised, shall again be available under this Plan.  Shares may be made available from authorized, unissued or reacquired stock or partly from each.

4.           Participants

(a)
Directors, Officers and Key Employees.  The Committee shall determine and designate from time to time those directors, officers and key employees of the Company who shall be eligible to participate in this Plan.  The Committee shall also determine the number of shares to be offered from time to time to each optionee.  In making these determinations, the Committee shall take into account the past service of each such director, officer or key employee to the Company, the present and potential contributions of such person to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of this Plan; provided that the Committee shall determine that each grant of options to an optionee, the number of shares offered thereby and the terms of such option are in the best interests of the Company and its stockholders.  The date on which the Committee approves the grant of any option to any such person shall be the date of issuance of such option.  The agreement documenting the award of any option granted pursuant to this paragraph 4(a) shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to being exercisable only in such installments as the Committee may determine.

(b)
Non-Employee Directors.  Non-employee directors will be eligible to participate in the Plan upon issuance of an order by the Securities and Exchange Commission pursuant to Section 61(a)(3)(B)(i)(II) of the Act and then only in accordance with the terms and conditions of such order.

(c)
Option Agreements.  Agreements evidencing options granted to different optionees or at different times need not contain similar provisions.  Options that are intended to be ISOs will be designated as such; any option not so designated will be treated as a nonqualified stock option.

5.           Option Price

Each option agreement shall state the price at which the subject option may be exercised, which shall not be less than the current fair market value of the shares at the date of issuance of an option, which shall be determined by the Committee; provided, that the exercise price of any option what is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares shall not be less than 110% of such current fair market value.

6.           Option Period

Each option agreement shall state the period or periods of time within which the subject option may be exercised, in whole or in part, by the optionee as may be determined by the Committee; provided, that the option period shall not exceed ten years from the date of issuance of the option and, in the case of an option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares, shall not exceed five years.

7.           Payment for Shares

Full payment for shares purchased shall be made at the time of exercising the option in whole or in part.  Payment of the purchase price shall be made in cash (including check, bank draft or money order).

8.           Transferability of Options

Options shall not be transferable other than by will, intestacy, or as otherwise permitted by the Act, provided that a transfer will not be permitted to the extent that it would result in adverse tax consequences for the optionee under Section 83 or Section 422 of the Code.

9.           Termination of Options

The period during which an option may be exercisable following a termination of service generally may not exceed three months, unless (i) employment is terminated for cause, in which case options are forfeited; (ii) employment is terminated as the result of disability, in which case in the discretion of the Committee the incentive stock options may be exercised during a period of one year following the date of such disability, or (iii) employment is terminated as the result of death, or if the employee dies following a termination of service (other than as a result of disability) and during the period that the incentive stock option is still exercisable, in which case in the discretion of the Committee the incentive stock option may be exercised during a period of one year following the date of such death.  In no event, however, may an incentive stock option be exercised after the expiration of its original term.

10.         Adjustments on Changes in Capitalization

(a)           For nonqualified stock options, on a stock split (including a reverse stock split) or stock dividend in which the only effect is to increase or decrease on a pro-rata basis the number of shares subject to the nonqualified stock option, the Committee may, in its exclusive discretion, proportionally adjust the exercise price and numbers of shares subject to the nonqualified stock option.

(b)           For incentive stock options, if any combination, consolidation, forward or reverse split, merger, reorganization, repurchase, spin-off, or exchange of stock, stock dividend or other special and nonrecurring dividend or distribution (whether in cash, securities or other property), liquidation, dissolution, or other transaction, affects the Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of optionee's rights, then the Committee may, in its exclusive discretion, adjust all or any portion of (i) the number of shares and classes of stock available thereafter for incentive stock options in the aggregate to all optionees, and individually to any one optionee; (ii) the number of shares and classes of stock that may be delivered for outstanding incentive stock options; and (iii) the exercise or purchase price for any incentive stock option.

11.        General Restriction

Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of the shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  Subject to the limitations of paragraph 6, no option shall expire during any period when exercise of such option has been prohibited by the Board of Directors or the rules and regulations of the Securities and Exchange Commission, including Regulation BTR (Blackout Trading Restriction), but shall be extended for such further period so as to afford the optionee a reasonable opportunity to exercise his or her option.

12.        Miscellaneous Provisions

(a)	No optionee shall have rights as a stockholder with respect to shares covered by his or her option until the date of exercise of his or her option.

(b)
The granting of any option shall not impose upon the Company any obligation to appoint or to continue to appoint as a director, officer or key employee any optionee, and the right of the Company to terminate the employment of any key employee or other employee, or service of any director, shall not be diminished or affected by reason of the fact that an option has been granted to such optionee.

(c)
Options shall be evidenced by stock option agreements in such form and subject to the terms and conditions of this Plan as the Committee shall approve from time to time, consistent with the provisions of this Plan.  Such stock option agreements may contain such other provisions, as the Committee in its discretion may deem advisable.  In the case of any discrepancy between the terms of the Plan and the terms of any option agreement, the Plan provisions shall control.

(d)
For purposes of the Plan, the fair market value means, with respect to a share, if the shares are then listed and traded on a national securities exchange or quoted on a national securities association or quotation service such as the OTC Bulletin Board or equivalent, the closing sales price of a share on such exchange or association or quotation service such as the OTC Bulletin Board or equivalent on the date of grant of an option.  If the shares are not traded on a national securities exchange or association, then the fair market value with respect to a share shall be determined by the reasonable application of a reasonable valuation method.

(e)
The aggregate fair market value (determined as of the date of issuance of an option) of the shares with respect to which an option, or portion thereof, intended to be an ISO is exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

(f)
All options issued pursuant to this Plan shall be granted within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring stockholder approval pursuant to the Code) or the date of this Plan (or any amendment thereto requiring stockholder approval pursuant to the Code) is approved by the stockholders of the Company.

(g)	The grant of any option under this Plan in violation of the Act shall be null and void.

(h)	A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond one year.

(i)
Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company addressed to the Company's Chief Executive Officer, 14 Wall Street, 11th Floor, New York, New York 10005; and, if to an optionee, in care of the optionee at his or her last address on file with the Company.

(j)
This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of the State of Delaware without regard to any rules regarding conflict-of-law or choice-of-law.

(k)	All costs and expenses incurred in the options and administration of this Plan shall be borne by the Company.

13.        Change of Control

In the event of a Change of Control (as hereinafter defined), all then-outstanding options will become fully vested and exercisable as of the Change of Control.

"Change of Control" means the occurrence of any of the following events:

(a)
An acquisition in one or more transactions (other than directly from the Company) of any voting securities of the Company by any Person (as defined below) immediately after which such Person has Beneficial Ownership (as defined below) of fifty percent or more of the combined voting power of the Company's then outstanding voting securities; provided, however, in determining whether a Change of Control has occurred, voting securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would case a Change in Control.  A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (I) the Company or (II) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (B) the Company or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

(b)
The individuals who, as of the date hereof are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as defined below), the board of directors of the ultimate Parent Corporation (as defined below); provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board (or, with respect to the directors who are not "interested persons" as defined in Act, by a majority of the directors who are not "interested persons" serving on the Incumbent Board), such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(i)	The consummation of:

(1)	A merger, consolidation, or reorganization involving the Company (a "Merger") or an indirect or direct Subsidiary of the Company, or to which securities of the Company are issued, unless:

a.
The stockholders of the Company, immediately before a Merger, own, directly or indirectly immediately following the Merger, more than fifty percent of the combined voting power of the outstanding voting securities of (1) the corporation resulting from the Merger (the "Surviving Corporation") if fifty percent or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person or group of Persons (a "Parent Corporation"), or (2) if there is one or more Parent Corporations, the ultimate Parent Corporation,

b.
The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for a Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation or (2) the ultimate Parent Corporation, if the ultimate Parent Corporation, directly or indirectly, owns fifty percent or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation, and

c.
No Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, any Subsidiary, or the ultimate Parent Corporation, or (4) any Person who, together with its Affiliates (as defined below), immediately prior to a Merger had Beneficial Ownership of fifty percent or more of the then outstanding voting securities of (1) the Surviving Corporation or (2) the ultimate Parent Corporation.

Each transaction described in clauses a. through c. above shall herein be referred to as a "Non-Control Transaction."

(2)	A complete liquidation or dissolution of the Company (other than where assets of the Company are transferred to or remain with a Subsidiary or Subsidiaries of the Company).

(3)
The direct or indirect sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (1) a transfer to a Subsidiary, (2) under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purposes, or (3) the distribution to the Company's stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

14.         Amendment and Termination

The Board of Directors may amend, modify, revise or terminate this Plan at any time and from time to time, provided that shareholders must approve by majority vote of shares of Common Stock outstanding (i) any change to the maximum number of shares subject to the Plan; (ii) the class of employee eligible to participate in the Plan; (iii) extension of the period during which incentive stock options may be granted; or (iv) decrease in the exercise price of any option granted under the Plan.  This Plan shall terminate when all shares reserved for issuance hereunder have been issued upon the exercise of options, or by action of the Board of Directors pursuant to this paragraph, whichever shall first occur.

15.         Effective Date of the Plan

The Plan shall become effective upon the latest to occur of (1) adoption by the Board of Directors, (2) approval by the required majority (as defined in Section 57(o) of the Act) of the Board of Directors, and (3) approval of this Plan by the stockholders of the Company.